EXHIBIT 3.2

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
                                                                         FILED #
                                                                     C10669-1994
                                                                     DEC 22 2004
                                                                In the office of
                                                                  /s/Dean Heller
                                                                     Dean Heller
                                                              Secretary of State
                                                       Above for office use only
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 and 78.390)
Important: Read attached instructions before completing this form

            Certificate of Amendment to the Articles of Incorporation
                         For Nevada Profit Corporations (PURSUANT TO NR$ 78.385 and 78.390 - After Issuance of Stock)

1.   Name of Corporation: Malahat Energy Corporation
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2. The Articles have been amended as follows (provide article numbers, if available): Article I - the name is being amended to PHC HOLDINGS. Articles IV - Authorized
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Capital  Stock:  The  amount  of  total  authorized common stock is five hundred
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million (500,000,000) shares, each with a par value of $0.001 per share ("Common
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Stock")  and  25,000,000  shares  of  Preferred  Stock, each with a par value of
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$0.001 ("Preferred Stock"). The rights, preferences, privileges and restrictions
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granted  to  or imposed upon the Preferred Stock will later be determined by the
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Board  of  Directors.  PLEASE  SEE  ATTACHED  PAGES.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     8,795,222*
                                                                -----------

4.   Effective           date          of           filing           (optional):
     N/A_____________________________________  (must  not be later  than 90 days after the certification is filed)

5.   Officer Signature (required): /s/ Sonia Ferrell

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause the filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees. See attached fee schedule.

                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  PHC HOLDINGS

The undersigned hereby certifies as follows:

1.   That she is the President, of PHC Holdings, a Nevada corporation;

2. That, at a meeting of the Board of Directors of this corporation was held on July 1, 2005 at which it was resolved to amend Article 1 of its Articles of Incorporation, as follows;

     IT IS RESOLVED, that Article 1 of the Article of Incorporation is hereby amended in full to read as follows:

                                   "ARTICLE 1
                                      NAME
     The name of the corporation (hereinafter referred to as "the Corporation") is PHC Holdings."

     IT IS RESOLVED, that Article IV of the Article of Incorporation is hereby amended in full to read as follows:


                                   "ARTICLE IV
                            Authorized Capital Stock

     The amount of total authorized common stock is five hundred million (500,000,000) shares, each with a par value of $0.001 per share ("Common Stock") and 25,000,000 shares of Preferred Stock, each with a par value of $.0.001 ("Preferred Stock").

     The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock will later be determined by the Board of Directors."

3. The amendment was approved by the required vote of the shareholders in accordance with the corporation's law of the State of Nevada. The total number of outstanding shares of each class entitled to vote for the amendment equated or exceeded the vote required, that being over fifty percent (50%). The amendment was approved by a vote of 76,595,200 shares equaling 83.1% of all shares entitled to vote.

Dated: December 10, 2004

                        /s/Sonia Farrell
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                        Sonia Farrell, President

     The undersigned, hereby declares, under the penalty of perjury, in accordance with the laws of the State of Nevada, that I am the President of the above-referenced corporation, that I executed the above-referenced Certificate of Amendment to the Articles of Incorporation, that I have personal knowledge of the information contained therein, and that the information contained therein is true and correct,

                      /s/Sonia Farrell
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                      Sonia Farrell, President